Exhibit 99.1

NOBILITY HOMES, INC. ANNOUNCES INCREASE IN SALES AND EARNINGS FOR ITS THIRD QUARTER 2016

Ocala, FL…September 13, 2016—Today Nobility Homes, Inc. (OTCQX: NOBH) announced increased sales and earnings results for its third quarter ended July 30, 2016. Sales for third quarter 2016 were up 39% to $9,779,621 as compared to $7,059,263 recorded in third quarter 2015. Income from operations was up 58% to $1,240,492 versus $787,272 last year. Net income after taxes was $894,271 as compared to $746,770 last year. Diluted earnings per share were $0.22 per share compared to $0.18 per share last year.

For the first nine months of fiscal 2016, sales were up 31% to $25,269,511 as compared to $19,342,181 for the first nine months of 2015. Income from operations was up 69% to $3,170,102 versus $1,872,811 last year. Net income after taxes was $5,244,553 compared to $1,907,111 last year. Diluted earnings per share were $1.30 per share compared to $0.47 per share last year.

Nobility’s financial position for the first nine months of 2016 remains very strong with cash and cash equivalents and short term investments of $22,730,960 and no outstanding debt. Working capital is $31,353,487 and our ratio of current assets to current liabilities is 9.7:1. Stockholders’ equity is $44,154,178 and the book value per share of common stock outstanding increased to $10.98.

Terry Trexler, President, stated, “The demand for affordable manufactured housing in Florida and the U.S. is improving. According to the Florida Manufactured Housing Association, shipments in Florida for the period from November 2015 through July 2016 were up approximately 22% from the same period last year. Our sales and earnings continue to be affected by the challenging housing environment, the uncertainty of the U.S. and world economy, employment levels, consumer confidence and, in particular, the lack of available retail and wholesale financing. Constrained consumer credit and the lack of lenders in the industry, partly as a result of an increase in government regulations, have limited many affordable manufactured housing buyers from purchasing homes.

We understand that during this uncertain economic environment, maintaining our strong financial position is vital for future growth and success. Because of the recent years of very challenging business conditions in our market area, management will continue to evaluate all expenses and react in a manner consistent with maintaining our strong financial position, while exploring opportunities to expand our distribution and manufacturing operations.

Our many years of experience in the Florida market, combined with home buyers’ increased need for more affordable housing, should serve the Company well in the coming years. Management remains convinced that our specific geographic market is one of the best long-term growth areas in the country.”

The Company has specialized for over 49 years in the design and production of quality, affordable manufactured homes at its plant located in central Florida. With multiple retail sales centers, an insurance subsidiary, and an investment in a retirement manufactured home community, we are the only vertically integrated manufactured home company headquartered in Florida.

MANAGEMENT WILL NOT HOLD A CONFERENCE CALL. IF YOU HAVE ANY QUESTIONS, PLEASE CALL TERRY OR TOM TREXLER @ 800-476-6624 EXT 221 OR TERRY@NOBILITYHOMES.COM OR TOM@NOBILITYHOMES.COM

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, continued excess retail inventory, increase in repossessions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchasers, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, the impact of marketing and cost-management programs, reliance on the Florida economy, impact of labor shortage, impact of materials shortage, increasing labor cost, cyclical nature of the manufactured housing industry, impact of rising fuel costs, catastrophic events impacting insurance costs, availability of insurance coverage for various risks to Nobility, market demographics, management’s ability to attract and retain executive officers and key personnel, increased global tensions, market disruptions resulting from terrorist or other attack and any armed conflict involving the United States and the impact of inflation.

NOBILITY HOMES, INC.

Consolidated Balance Sheets

	July 30,	October 31,
	2016	2015
	(Uaudited)
Assets
Current assets:
Cash and cash equivalents	$22,308,809	$16,769,292
Short-term investments	422,151	462,578
Accounts receivable - trade	3,077,283	2,937,922
Note receivable	500,000	—
Mortgage notes receivable	9,164	9,851
Income tax receivable	—	335
Inventories	6,280,367	6,019,705
Pre-owned homes	1,245,653	1,366,974
Prepaid expenses and other current assets	495,754	826,180
Deferred income taxes	613,568	655,193

Total current assets	34,952,749	29,048,030
Property, plant and equipment, net	4,702,882	3,964,878
Pre-owned homes	2,283,336	2,724,190
Interest receivable	27,997	—
Note receivable, less current portion	2,030,000	—
Mortgage notes receivable, long term	175,135	177,644
Other investments	1,341,263	2,243,729
Deferred income taxes	—	1,210,630
Cash surrender value of life insurance	3,050,468	2,915,469
Other assets	156,287	156,287

Total assets	$48,720,117	$42,440,857

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$413,320	$704,467
Accrued compensation	378,862	390,573
Accrued expenses and other current liabilities	926,971	926,204
Income taxes payable	675,037	—
Customer deposits	1,205,072	1,323,861

Total current liabilities	3,599,262	3,345,105
Deferred income taxes	966,677	—

Total liabilities	4,565,939	3,345,105

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized; none issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized; 5,364,907 shares issued	536,491	536,491
Additional paid in capital	10,662,414	10,650,723
Retained earnings	42,737,630	37,493,077
Accumulated other comprehensive income	207,297	247,724
Less treasury stock at cost, 1,344,700 shares in 2016 and 1,333,338 shares in 2015	(9,989,654)	(9,832,263)

Total stockholders’ equity	44,154,178	39,095,752

Total liabilities and stockholders’ equity	$48,720,117	$42,440,857

NOBILITY HOMES, INC.

Consolidated Statements of Comprehensive Income

Unaudited

	Three Months Ended		Nine Months Ended
	July 30,	August 1,	July 30,	August 1,
	2016	2015	2016	2015
Net sales	$9,779,621	$7,059,263	$25,269,511	$19,342,181
Cost of goods sold	(7,599,070)	(5,495,061)	(19,366,957)	(15,067,042)

Gross profit	2,180,551	1,564,202	5,902,554	4,275,139
Selling, general and administrative expenses	(940,059)	(776,930)	(2,732,452)	(2,402,328)

Operating income	1,240,492	787,272	3,170,102	1,872,811

Other income (loss):
Interest income	43,155	10,437	77,246	40,409
Undistributed earnings in joint venture - Majestic 21	28,429	37,212	97,539	106,027
Proceeds received under escrow arrangement	—	—	788,566	—
Losses from investments in retirement
community limited partnerships	—	(89,053)	—	(146,403)
Gain on sale of investment in retirement community	—	—	3,990,000	—
Miscellaneous	5,559	1,030	25,404	39,896

Total other income (loss)	77,143	(40,374)	4,978,755	39,929

Income before provision for income taxes	1,317,635	746,898	8,148,857	1,912,740
Income tax expense	(423,364)	(128)	(2,904,304)	(5,629)

Net income	894,271	746,770	5,244,553	1,907,111
Other comprehensive income (loss)
Unrealized investment gain (loss)	(13,176)	28,035	(40,427)	(1,009)

Comprehensive income	$881,095	$774,805	$5,204,126	$1,906,102

Weighed average number of shares outstanding:
Basic	4,022,311	4,048,554	4,023,689	4,058,106
Diluted	4,023,714	4,048,994	4,024,739	4,058,540
Net income per share:
Basic	$0.22	$0.18	$1.30	$0.47
Diluted	$0.22	$0.18	$1.30	$0.47